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                  [Letterhead of Parker Duryee Rosoff & Haft]


                                                                       EXHIBIT 5



                                                            January 22, 1997


Robotic Vision Systems, Inc.
425 Rabro Drive East
Hauppauge, New York  11788

     Re:  Registration Statement on Form S-3
          Under the Securities Act of 1933
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Ladies and Gentlemen:

     In our capacity as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of (i) 2,965,775 currently outstanding shares of common stock, $.01 par value, of the Company (the "Stock"), and (ii) an aggregate of 58,599 shares of common stock, $.01 par value, of the Company (the "Warrant Stock") issuable upon exercise of outstanding common stock purchase warrants (the "Warrants"), which are being offered for resale by the several persons whose respective names are set forth under the caption "Selling Stockholders" in the prospectus comprising a portion of the Registration Statement.

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.
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     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Stock has been duly and validly authorized and is validly issued, fully paid and non-assessable.

     (3) The Warrant Stock has been duly and validly authorized and, when paid for and issued in accordance with the terms of the respective Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinions as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              PARKER DURYEE ROSOFF & HAFT



                              By:/s/ Ira Roxland
                                 -------------------------------
                                 A Member of the Firm